DECLARATION OF TRUST
                           OF
           THE CASH MANAGEMENT TRUST OF AMERICA
                       TABLE OF CONTENTS
ARTICLE                                                PAGE
       I.    NAME AND DEFINITIONS
     1.1     Name                                        1
     1.2     Definitions                                 1
      II.    TRUSTEES                                    3
     2.1     Number of Trustees                          3
     2.2     Term and Election                           4
     2.3     Resignation and Removal                     4
     2.4     Vacancies                                   4
     2.5     Delegation of Power to Other Trustees       5
     III.    POWERS OF TRUSTEES                          5
     3.1     General                                     5
     3.2     Investments                                 6
     3.3     Legal Title                                 8
     3.4     Issuance and Repurchase of Shares           8
     3.5     Delegation; Committees                      8
     3.6     Collection and Payment                      8
     3.7     Expenses                                    9
     3.8     Manner of Acting                            9
     3.9     By-Laws                                     9
    3.10     Miscellaneous Powers                        9
    3.11     Principal Transactions                     10
    3.12     Trustees and Officers as Shareholders      11
      IV.    CONTRACTS                                  11
     4.1     Underwriting Contract                      11
     4.2     Investment Advisory or Management Contract 11
     4.3     Transfer Agent                             12
     4.4     Affiliations of Trustees or Officers, Etc. 12
       V.    LIMITATIONS OF LIABILITY OF SHAREHOLDERS,
             TRUSTEES AND OTHERS                        13

ARTICLE                                                PAGE
     5.1     No Personal Liability of Shareholders,
             Trustees, etc.                            13
     5.2     Non-Liability of Trustees, etc.           14
     5.3     No Bond Required of Trustees              14
     5.4     No Duty of Investigation; Notice in
             Trust Instruments, etc.                   14
     5.5     Reliance on Experts, etc.                 15
      VI.    SHARES OF BENEFICIAL INTEREST             15
     6.1     Beneficial Interest                       15
     6.2     Rights of Shareholders                    15
     6.3     Trust Only                                15
     6.4     Issuance of Shares                        16
     6.5     Register of Shares; Share Certificates    16
     6.6     Transfer of Shares                        16
     6.7     Notices                                   17
     6.8     Treasury Shares                           17
     6.9     Voting Powers                             17
     VII.    REDEMPTION, REPURCHASE, AND REDUCTION
             OF SHARES                                 18
     7.1     Redemption of Shares                      18
     7.2     Price                                     18
     7.3     Payment                                   19
     7.4     Repurchase by Agreement                   19
     7.5     Redemption of Shareholder's Interest      19
     7.6     Suspension of Right of Redemption;
             Redemption of Shares to Qualify as a
             Regulated Investment Company; Disclosure
             of Holdings                               20
     7.7     Effect of Suspension of Determination
             of Net Asset Value                        21
     7.8     Reductions Pursuant to Constant Net
             Asset Value Formula                       21
    VIII.    DETERMINATION OF NET ASSET VALUE, NET
             INCOME, AND DISTRIBUTIONS                 21
     8.1     Net Asset Value                           21
     8.2     Distributions With Respect to
             Outstanding Shares                        22
     8.3     Determination of Net Income; Net Asset
             Value; Reduction of Outstanding Shares    23
     8.4     Power to Modify Foregoing Procedures      24
      IX.    DURATION; TERMINATION OF TRUST;
             AMENDMENT; MERGERS; ETC.                  24
     9.1     Duration                                  24
     9.2     Termination of Trust                      24
     9.3     Amendment Procedure                       25
     9.4     Merger, Consolidation or Sale of Assets   26
     9.5     Incorporation                             26
       X.    MISCELLANEOUS                             27
    10.1     Filing                                    27
    10.2     Governing Law                             27
    10.3     Counterparts                              27
    10.4     Reliance by Third Parties                 27
    10.5     Provisions in Conflict With Law or
             Regulations                               28
    10.6     Index and Heading for Reference Only      28
                          DECLARATION OF TRUST
                                  OF
                   THE CASH MANAGEMENT TRUST OF AMERICA

                         Dated February 16, 1976
     DECLARATION OF TRUST MADE February 16, 1976, by John W. Belash, Robert L. Cody and Thomas E. Terry (the "Trustees");
     WHEREAS, the Trustees desire to establish a trust for the investment and reinvestment of funds contributed thereto; and
     WHEREAS, the Trustees desire that the beneficial interest in the trust assets be divided into transferable shares of beneficial interest, as hereinafter provided;
     NOW, THEREFORE, the Trustees declare that all money and property contributed to the trust established hereunder shall be held and managed in trust for the benefit of the holders, from time to time, of the shares of beneficial interest issued hereunder and subject to the provisions hereof.
                           ARTICLE I
                      NAME AND DEFINITIONS
SECTION 1.1 - Name.
     The name of the trust created hereby is "The Cash Management Trust of America".
SECTION 1.2 - Definitions.
     Wherever they are used herein, the following terms have the following respective meanings:
     (a) "By-Laws" means the By-Laws referred to in Section 3.9 hereof, as amended from time to time.
     (b) The terms "Commission" and "Interested Per on", have the meanings given them in the 1940 Act. The term "vote of a majority of the Shares outstanding and entitled to vote" shall have the same meaning as the term "vote of a majority of the outstanding voting securities" given it in the 1940 Act.
     (c) "Custodian" means any Person other than the Trust who has custody of any Trust Property as required by Section 17(f) of the 1940 Act.
     (d) "Declaration" means this Declaration of Trust as amended from time to time. Reference in this Declaration to "Declaration", "hereof", "herein" and "hereunder" shall be deemed to refer to this Declaration rather than exclusively to the article or section in which such words appear.
     (e) "Distributor" means the other Person to any contract entered into by the Trust pursuant to Section 4.1 hereof.
     (f) "Fundamental Policies" means the investment restrictions set forth and identified as such in the ByLaws.
     (g) "His" shall be deemed to include the feminine and neuter, as well as the masculine, genders.
     (h) "Investment Adviser" means the other Person to any contract entered into by the Trust pursuant to Section 4.2 hereof.
     (i) The "1940 Act" means the Investment Company Act of 1940, as amended from time to time.
     (j) "Person" means and includes individuals, corporations, partnerships, trusts, associations, joint ventures, and other entities, whether or not legal entities, governments and agencies and instrumentalities and political subdivisions thereof, and quasi-governmental agencies and instrumentalities.
     (k) "Prospectus" means the prospectus of the Trust effective from time to time under the Securities Act of 1933, as amended from time to time.
     (l) "Securities" shall include, without limitation, money market instruments including, without limitation, certificates of deposit, finance paper, commercial paper, bankers acceptances and all kinds of repurchase agreements of any Person; common and preferred stocks; warrants; options; bonds; debentures; bills; notes; other evidences of indebtedness; negotiable or non-negotiable instruments; government securities, including, without limitation, securities of the United States or any other government, any state, municipality or other political subdivision thereof, or any governmental or quasi-governmental agency or instrumentality.
     (m) "Shareholder" means a record owner of outstanding Shares.
     (n) "Shares" means the equal proportionate units of interest into which the beneficial interest in the Trust shall be divided from time to time and includes fractions of Shares as well as whole Shares. "Outstanding" Shares means those Shares shown from time to time on the books of the Trust or its Transfer Agent as then issued and outstanding, but shall not include Shares which have been redeemed or repurchased by the Trust and which are at the time held in the Treasury of the Trust.
     (o) "Transfer Agent" means the other Person to any contract entered into by the Trust pursuant to Section 4.3 hereof.
     (p) "Trust" means the Trust created by this Declaration.
     (q) "Trust Property" means any and all property, real or personal, tangible or intangible, which is owned or held by or for the account of the Trust or the Trustees as such, but shall not include property owned by the Trustees as individuals.
     (r) "Trustees" means the persons who have signed this Declaration, so long as they shall continue in office in accordance with the terms hereof, and all other persons who may from time to time be serving as Trustees in accordance with the provisions of Article II hereof, and reference herein to a Trustee or the Trustees shall refer to such person or persons in his capacity as Trustee or their capacities as Trustees hereunder and not in his or their individual capacities except where the context otherwise requires.
                           ARTICLE II
                            TRUSTEES
SECTION 2.1 - Number of Trustees.
     The number of Trustees shall be such number as shall be fixed from time to time by a written instrument signed by a majority of the Trustees, provided, however, that the number of Trustees shall in no event be reduced to less than three by such an instrument.
SECTION 2.2 - Term and Election.
     The Trustees shall (except in the event of resignations or removals or vacancies pursuant to Sections 2.3 or 2.4 hereof) hold office during the lifetime of the Trust and until its termination as hereinafter provided.
SECTION 2.3 - Resignation and Removal
     Any Trustee may resign as such (without need for prior or subsequent accounting) by an instrument in writing signed by him and delivered to the other Trustees and such resignation shall be effective upon such delivery, or at a later date according to the terms of the instrument. Any of the Trustees may be removed (provided the aggregate number of Trustees after such removal shall not be less than the minimum number required by this Declaration) for cause by the action of two-thirds of the remaining Trustees. Upon the resignation or removal of a Trustee, or his otherwise ceasing to be a Trustee, he shall execute and deliver such documents as the remaining Trustees shall require for the purpose of conveying to the Trust or the remaining Trustees any Trust Property held in the name of the resigning or removed Trustee. Upon the incapacity or death of any Trustee, his legal representative shall execute and deliver on his behalf such documents as the remaining Trustees shall require as provided in the preceding sentence.
SECTION 2.4 - Vacancies.
     The term of office of a Trustee shall terminate and a vacancy shall occur in the event of his death, resignation, removal, bankruptcy, adjudicated incompetence or other permanent incapacity as two-thirds of the remaining Trustees deems to have rendered him unable to perform the duties of the office of a Trustee. No such vacancy shall operate to annul this Declaration or to revoke any existing agency created pursuant to the terms of this Declaration. In the case of an existing vacancy, including a vacancy existing by reason of an increase in the number of Trustees, subject to the provisions of the 1940 Act, the remaining Trustees shall fill such vacancy by the appointment of such other Person as they in their discretion shall see fit, made by a written instrument signed by a majority of the Trustees then in office. No such appointment shall become effective until the Person named in the written instrument of appointment shall have accepted such appointment in writing and agreed in writing to be bound by the terms of this Declaration. An appointment of a Trustee may be made in anticipation of a vacancy to occur at a later date by reason of retirement, resignation or increase in the number of Trustees, provided that such appointment shall not become effective prior to such retirement, resignation or increase in the number of Trustees. Whenever a vacancy in the number of Trustees shall occur, until such vacancy is filled as provided in this Section 2.4, the Trustees in office, regardless of their number, shall have all the powers granted to the Trustees and shall discharge all the duties imposed upon the Trustees by this Declaration.
SECTION 2.5 - Delegation of Power to Other Trustees.
     Any Trustee may, by power of attorney, delegate his power for a period not exceeding six (6) months at any one time to any other Trustee or Trustees, provided that in no case shall less than two (2) Trustees personally exercise the powers granted to the Trustees under this Declaration except as herein otherwise expressly provided, and provided further that this Section shall in no way be deemed to limit the provisions of Section 3.5.
                           ARTICLE III
                        POWERS OF TRUSTEES
SECTION 3.1 - General.
     The Trustees shall have exclusive and absolute control over the Trust Property and over the business of the Trust to the same extent as if the Trustees were the sole owners of the Trust Property and business in their own right.
     The Trustees are responsible for the general policies of the Trust and for such general supervision of the business of the Trust conducted by all officers, employees, agents, Investment Advisers, Distributors, Custodians, Transfer Agents or independent contractors of the Trust as may be necessary to insure that such business conforms to the provisions of this Declaration. However, the Trustees are not and shall not be required personally to conduct the business of the Trust and, consistent with their ultimate responsibility as stated above, the Trustees shall have the power to appoint, employ or contract with any Person or Persons (including one or more of themselves or any Person in which one or more of them may be directors, officers, agents, employees, stockholders, partners or Trustees or with which one or more of them may be otherwise affiliated) as the Trustees may deem necessary or proper for the transaction of the business of the Trust, and for such purpose may grant or delegate such authority to any such Person as the Trustees may in their sole discretion deem necessary or desirable without regard to whether such authority is normally granted or delegated by trustees. The Trustees shall have the power to determine the terms and compensation of any such Person and may exercise broad discretion in allowing such Person to administer and regulate the operations of the Trust, to act as agent for the Trust, to execute documents on behalf of the Trustees or the Trust, and to make executive decisions which conform to the general policies and general principles previously established by the Trustees.
     The Trustees shall have power to conduct the business of the Trust and carry on its operations in any and all of its branches and maintain offices both within and without the Commonwealth of Massachusetts, in any and all states of the United States of America, in the District of Columbia, and in any and all commonwealths, territories, dependencies, colonies, and possessions of the United States of America and of foreign governments, and to do all such other things and execute all such instruments as they deem necessary, proper or desirable in order to promote the interests of the Trust although such things are not specifically mentioned herein. Any determination as to what is in the interests of the Trust or as to the existence of powers or authorities hereunder made by the Trustees in good faith shall be conclusive. In construing the provisions of this Declaration, the presumption shall be in favor of a grant of power to the Trustees.
     The enumeration of any specific power herein shall not be construed as limiting the aforesaid powers. Such powers of the Trustees may be exercised without order of or resort to any court.
SECTION 3.2 - Investments.
     The Trustees shall have the power, subject to the Fundamental Policies:
     (a) To operate as and carry on the business of an investment company, and exercise all the powers necessary and appropriate to the conduct of such business.
     (b) To invest in, hold for investment, and reinvest in Securities or in "when issued" on delayed delivery contracts for any Securities or retain all or any part of the Trust Property in cash and at any time and from time to time change the investments of the Trust Property.
     (c) To acquire (by purchase, subscription or otherwise), to hold, to trade in and deal in, to sell or otherwise dispose of, to lend, and to pledge, Securities.
     (d) To exercise all rights, powers and privileges of ownership or interest in all Securities included in the Trust Property, including the right to vote thereon and otherwise act with respect thereto and to do all acts for the preservation, protection, improvement and enhancement in value of all Trust Property.
     (e) To acquire (by purchase, lease or otherwise) and to hold, use, maintain, develop and dispose of (by sale or otherwise) any property, real or personal, tangible or intangible, including, without limitation, cash, and any interest therein.
     (f) To borrow money and in connection therewith to issue notes or other evidences of indebtedness; to secure borrowings by mortgaging, pledging or otherwise subjecting as security the Trust Property or any portion thereof; to endorse, guarantee, or undertake the performance of any obligation or engagement of any other Person and to lend Trust Property.
     (g) To aid by further investment any Person, any Security of or interest in which is included in the Trust Property or in the affairs of which the Trustees, as such, have any direct or indirect interest; to do all acts and things designed to protect, preserve, improve or enhance the value of such Security or interest; to guarantee or become surety on any or all of the contracts, stocks, bonds, notes, debentures and other obligations of any such Person.
     (h) In general to carry on any other business in connection with or incidental to any of the foregoing powers, to do everything necessary, suitable or proper for the accomplishment of any purpose or the attainment of any object or the furtherance of any power herein set forth, either alone or in association with others, and to do every other act or thing incidental or appurtenant to or growing out of or connected with the aforesaid business or purposes, objects or powers.
     The foregoing clauses shall be construed both as objects and powers, and the foregoing enumeration of specific powers shall not be held to limit or restrict in any manner the general powers of the Trustees.
     The Trustees shall not be limited to investing in obligations maturing before the possible termination of the Trust, nor shall the Trustees be limited by any law limiting the investments which may be made by fiduciaries.
SECTION 3.3 - Legal Title.
     Legal title to all the Trust Property shall be vested in the Trustees as joint tenants except that the Trustees shall have power to cause legal title to any Trust Property to be held by or in the name of one or more of the Trustees, or in the name of the Trust, or in the name of any other Person as nominee, on such terms as the Trustees may determine. The right, title and interest of the Trustees in the Trust Property shall vest automatically in each Person who may become a Trustee. Upon the termination of a Trustee's term of office, he shall automatically cease to have any right, title, or interest in any of the Trust Property, and the right, title and interest of such Trustee in the Trust Property shall vest automatically in the remaining Trustees. Such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered.
SECTION 3.4 - Issuance and Repurchase of Shares.
     The Trustees shall have the power to issue, sell, repurchase, redeem, retire, cancel, acquire, hold, resell, reissue, dispose of, transfer, and otherwise deal in Shares and, subject to the provisions set forth in Articles VII and VIII, to apply to any such repurchase, redemption, retirement, cancellation or acquisition of Shares any Trust Property whether capital or surplus or otherwise, to the full extent now or hereafter not prohibited by the laws of the Commonwealth of Massachusetts.
SECTION 3.5 - Delegation; Committees.
     The Trustees shall have power to delegate from time to time to such of their number or to officers, employees or agents of the Trust the doing of such things and the execution of such instruments either in the name of the Trust or in the names of the Trustees or otherwise as the Trustees may deem expedient, except as may be prohibited by the 1940 Act.
SECTION 3.6 - Collection and Payment.
     The Trustees shall have power to collect all property due to the Trust; to pay all claims, including, without limitation, taxes, against the Trust Property; to prosecute, defend, compromise or abandon any claims relating to the Trust Property; to foreclose any security interest securing any obligations, by virtue of which any property is owed to the Trust; and to enter into releases, agreements and other instruments.
SECTION 3.7 - Expenses.
     The Trustees shall have the power to incur and pay any expenses which, in the opinion of the Trustees, are necessary or incidental to carrying out any of the purposes of this Declaration, to pay themselves reasonable compensation and to reimburse themselves for expenses incurred in the performance of their duties as Trustees from the Trust Property. The Trustees shall fix the compensation of all officers, employees, agents and Trustees.
SECTION 3.8 - Manner of Acting.
     Except as otherwise provided herein or in the By-Laws, any action to be taken by the Trustees may be taken by a majority of the Trustees present at a meeting of Trustees at which a quorum is present, including any meeting held by means of a conference telephone circuit or similar communications equipment by means of which all persons participating in the meeting can hear each other, or by written consents of the entire number of Trustees then in office.
SECTION 3.9 - By-Laws.
     The Trustees may adopt By-Laws not inconsistent with this Declaration to provide for the conduct of the business of the Trust and may amend or repeal such By-Laws to the extent such power is not reserved to the Shareholders.
SECTION 3.10 - Miscellaneous Powers.
     The Trustees shall have the power to:
     (a) employ or contract with such Person or Persons as the Trustees may deem desirable for the transaction of the business of the Trust;
     (b) enter into joint ventures, partnerships and any other combinations or associations;
     (c) remove Trustees or fill vacancies in or add to their number, elect and remove such officers and appoint and terminate such agents or employees as they consider appropriate, and appoint from their own number, and terminate, any one or more committees which may exercise some or all of the power and authority of the Trustees as the Trustees may determine;
     (d) purchase, and pay for out of Trust Property insurance policies insuring the Shareholders, Trustees, officers, employees, agents, Investment Advisers, Distributors, Transfer Agents, Custodians, selected dealers or independent contractors of the Trust against any and all claims and liabilities arising by reason of holding any such position or by reason of any action taken or omitted by any such Person in such capacity, whether or not constituting negligence, or whether or not the Trust would have the power to indemnify such Person against such claim or liability;
     (e) establish pension, profit-sharing, share purchase, and other retirement, incentive and benefit plans for any Trustees, officers, employees and agents of the Trust;
     (f) to the extent not prohibited by law, indemnify any person with whom the Trust has dealings, including any Investment Adviser, Distributor, Transfer Agent and selected dealers, to such extent as the Trustees shall determine;
     (g) guarantee indebtedness or contractual obligations of others;
     (h) determine and change the fiscal year of the Trust and the method by which its accounts shall be kept; and
     (i) adopt a seal for the Trust, but the absence of such seal shall not impair the validity of any instrument executed on behalf of the Trust.
SECTION 3.11 - Principal Transactions.
     Except in transactions prohibited by the 1940 Act or rules and regulations adopted by the Commission, and subject to the Fundamental Policies, the Trustees may on behalf of the Trust buy any Securities from or sell any Securities to, or lend any Trust Property to, any Trustee or officer of the Trust or any firm of which any such Trustee or officer is a member acting as principal, or have any such dealings with the Investment Adviser, Distributor or Transfer Agent, or with any Interested Person of any such Person; and the Trust may employ any such Person, or firm or company in which such Person is an Interested Person, as broker, legal counsel, Investment Adviser, Distributor, Transfer Agent, dividend disbursing agent or Custodian.
SECTION 3.12 - Trustees and Officers as Shareholders.
     Any Trustee, officer, employee or agent of the Trust may acquire, own and dispose of Shares to the same extent as if he were not such a Trustee, officer, employee or agent; and the Trustees may issue and sell or cause to be issued and sold Shares to and buy Shares from any such Person or any firm or company in which he is an Interested Person.
                             ARTICLE IV
                              CONTRACTS
SECTION 4.1 - Underwriting Contract.
     Subject to the provisions of the 1940 Act, the Trustees may, in their discretion, from time to time enter into, renew, amend, or modify an exclusive or non-exclusive underwriting contract or contracts providing for the sale of the Shares to net the Trust an amount per Share not less than the amount provided for in Section 8.1 hereof, whereby the Trustees may agree to sell the Shares to the other party to the contract and/or appoint such other party sales agent of the Trust for the Shares, on such terms and conditions as may be prescribed in the By-Laws, if any, and such further terms and conditions as the Trustees may, in their discretion, determine not inconsistent with the provisions of this Declaration or the By-Laws; and any such contract may also provide for the repurchase of the Shares by such other party as agent of the Trust and may provide that such other party may enter into selected dealer agreements with registered securities dealers to further the purpose of the distribution or repurchase of such Shares.
SECTION 4.2 - Investment Advisory or Management Contract.
Subject to the provisions of the 1940 Act, the Trustees may, in their discretion, from time to time enter into, renew, amend, or modify an investment advisory or management contract or contracts whereby the other party or parties to such contract or contracts shall undertake to furnish to the Trust such management, investment advisory, statistical, and research facilities and services and such other facilities and services, if any, and all upon such terms and conditions as the Trustees may, in their discretion, determine, including the grant of authority to such other party to determine what Securities shall be purchased or sold by the Trust and what portion of its assets shall be uninvested, which authority shall include the power to make changes in the Trust's investments. Notwithstanding any provisions of this Declaration, the Trustees may authorize the Investment Adviser (subject to such general or specific instructions as the Trustees may from time to time adopt) to effect purchases, sales, loans or exchanges of Securities of the Trust on behalf of the Trustees and may authorize any officer, employee or Trustee to effect such purchases, sales, loans or exchanges pursuant to recommendations of the Investment Adviser, all without further action by the Trustees. Any such activities shall be deemed to have been authorized by all of the Trustees.
SECTION 4.3 - Transfer Agent.
     The Trustees may in their discretion from time to time enter into a transfer agency and shareholder service contract or contracts whereby the other party or parties to such contract or contracts shall undertake to furnish transfer agency and shareholder services to the Trust. Any such contract shall have such terms and conditions as the Trustees may, in their discretion, determine not inconsistent with this Declaration or the By-Laws. Such services may be provided by one or more Persons.
SECTION 4.4 - Affiliations of Trustees or Officers, Etc.
     Any Shareholder, Trustee or officer of the Trust, individually, or any firm of which any Shareholder, Trustee or officer of the Trust may be a member, or any Person of which any Shareholder, Trustee or officer of the Trust may be an officer or director or in which any Shareholder, Trustee or officer of the Trust may be directly or indirectly interested as the holder of any amount of its capital stock or otherwise, may be a party to, or may be financially or otherwise interested in, any contract or transaction of the Trust, and in the absence of fraud no contract or other transaction shall be thereby affected or invalidated; provided, that the fact of any such interests or relationships shall be disclosed or shall have been known to the Trustees or a majority thereof; and any such Shareholder, Trustee or officer of the Trust may be counted in determining the existence of a quorum at the meeting of the Trustees of the Trust which shall authorize any such contract or transaction, and may vote thereat to authorize any such contract or transaction, with like force and effect as if such other interests or relationships did not exist. In furtherance and not in limitation of the foregoing, the Trustees of the Trust are expressly authorized to contract for investment advisory and management services of any nature, as described in Section 4.2, with any Person affiliated with any Trustee or parent or affiliate or Interested Person of any such Person, on such terms as the Trustees may deem desirable. The Trustees are further expressly authorized to contract with any such Person or parent or affiliate or Interested Person of any such Person on such terms as the Trustees may deem desirable for the distribution of shares of the Trust as described in
Section 4.1 and to contract for other services, including, without limitation, services as Transfer Agent for the Trust's shares as described in Section 4.3 above with any such Person on such terms as the Trustees may deem desirable. Any such Person or parent or affiliate or Interested Person of any such Person which enters into one or more of such contracts may also perform similar or identical services for other investment companies and other Persons without restriction by reason of the relationship with the Trust.
                           ARTICLE V
                  LIMITATIONS OF LIABILITY OF
               SHAREHOLDERS, TRUSTEES AND OTHERS
SECTION 5.1 - No Personal Liability of Shareholders, Trustees, Etc.
     No Shareholder as such shall be subject to any personal liability whatsoever to any Person in connection with Trust Property or the acts, omissions, obligations or affairs of the Trust. No Trustee, officer, employee or agent of the Trust as such shall be subject to any personal liability whatsoever to any Person in connection with Trust Property or the affairs of the Trust, save only that to which they would be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of their duties, or by reason of their reckless disregard of their obligations and duties with respect to such Person; and all Persons shall look solely to the Trust Property for satisfaction of claims of any nature arising directly or indirectly in connection with the affairs of the Trust. If any Shareholder, Trustee, officer, employee, or agent, as such, of the Trust is made a party to any suit or proceeding to enforce any such liability of the Trust, he shall not, on account thereof, be held to any personal liability. The Trust shall indemnify and hold each Shareholder harmless from and against all claims and liabilities to which such Shareholder may become subject by reason of his being or having been a Shareholder, and shall reimburse such Shareholder for all legal and other expenses reasonably incurred by him in connection with any such claim or liability. The rights accruing to a Shareholder under this Section 5.1 shall not exclude any other right to which such Shareholder may be lawfully entitled, nor shall anything herein contained restrict the right of the Trust to indemnify or reimburse a Shareholder in any appropriate situation even though not specifically provided herein.
SECTION 5.2 - Non-Liability of Trustees, etc.
     No Trustee, officer, employee or agent of the Trust shall be liable to the Trust, its Shareholders, or to any Shareholder, Trustee, officer, employee, or agent thereof for any action or failure to act (including without limitation the failure to compel in any way any former or acting Trustee to redress any breach of Trust) except for his own bad faith, willful misfeasance, gross negligence or reckless disregard of the duties involved in the conduct of his office.
SECTION 5.3 - No Bond Required of Trustees.
     No Trustee shall be obligated to give any bond or other security for the performance of any of his duties hereunder.
SECTION 5.4 - No Duty of Investigation; Notice in Trust Instruments, etc.
     No purchaser, lender, Transfer Agent, Custodian or other Person dealing with the Trustees or any officer, employee or agent of the Trust shall be bound to make any inquiry concerning the validity of any transaction purporting to be made by the Trustees or by said officer, employee or agent or be liable for the application of Trust Property paid, loaned, or delivered to or on the order of the Trustees or of said officer, employee or agent. Every obligation, contract, instrument, certificate, Share, other security of the Trust or undertaking, and every other act or thing whatsoever executed in connection with or on behalf of the Trust shall be conclusively presumed to have been executed or done by the executors thereof only in their capacity as Trustees under this Declaration or in their capacity as officers, employees or agents of the Trust. Every written obligation, contract, instrument, certificate, Share, other security of the Trust or undertaking made or issued by the Trustees may recite, in substance, that the same is executed or made by them not individually, but as Trustees under the Declaration, and that the obligations of the Trust under any such instrument are not binding upon any of the Trustees or Shareholders individually, but bind only the Trust estate, and may contain any further recital which they or he may deem appropriate, but the omission of such recital shall not operate to bind the Trustees or Shareholders individually. The Trustees may, but shall not be obligated or required to, maintain insurance for the protection of the Trust Property, its Shareholders, Trustees, officers, employees, and agents in such amount as the Trustees shall deem adequate to cover possible tort liability, and such other insurance as the Trustees in their sole judgment shall deem advisable.
SECTION 5.5 - Reliance on Experts, etc.
     Each Trustee, officer, employee, or agent of the Trust shall, in the performance of his duties, be fully and completely justified and protected with regard to any act or any failure to act resulting from reliance in good faith upon the books of account or other records of the Trust, upon an opinion of counsel, or upon reports made to the Trust by any of its officers, employees, agents or by the Investment Adviser, the Distributor, Transfer Agent, Custodian, selected dealers, accountants, appraisers or other experts or consultants selected with reasonable care by the Trustees, officers, or employees of the Trust, regardless of whether any such Person may also be a Trustee or an Interested Person of the Trust.
                           ARTICLE VI
                  SHARES OF BENEFICIAL INTEREST
SECTION 6.1 - Beneficial Interest
     The interest of the beneficiaries of the Trust shall be divided into transferable shares of beneficial interest, all of one class, without par value. The number of shares is unlimited. All Shares issued hereunder including, without limitation, Shares issued in connection with any dividend in Shares or any split of Shares, shall be fully paid and non-assessable.
SECTION 6.2 - Rights of Shareholders.
     The Shareholders shall have no interest in the Trust Property or in the business of the Trust other than the beneficial interest conferred by their Shares, and they shall have no right to call for any partition, divisions, dividend or distribution of any property, profits, rights or interests of the Trust nor can they be called upon personally to share or assume any losses of the Trust or suffer an assessment of any kind by virtue of their ownership of Shares. The Shares shall be personal property giving only the rights specifically set forth in this Declaration. The Shares shall not entitle the holder to preference, preemptive, appraisal, conversion or exchange rights.
SECTION 6.3 - Trust Only.
     It is the intention of the Trustees to create only the relationship of trustee and beneficiary between the Trustees and each Shareholder from time to time. It is not the intention of the Trustees to create a general partnership, limited partnership, joint stock association, joint venture, corporation, bailment or any form of legal relationship other than a trust. Nothing in this Declaration shall be construed to make the Shareholders, either by themselves or with the Trustees, partners or members of a joint stock association.
SECTION 6.4 - Issuance of Shares.
     The Trustees, in their discretion, may at any time and from time to time without vote of the Shareholders, issue Shares to such party or parties and for such amount and type of consideration, including cash or property, at such time or times (including, without limitation, each business day in accordance with the maintenance of any constant net asset value per share pursuant to Section
8.3 hereof), and on such terms as the Trustees may deem best, and may in such manner acquire other assets (including the acquisition of assets subject to, and in connection with the assumption of liabilities) and businesses. In connection with any issuance of Shares, the Trustees may issue fractional Shares. The Trustees may from time to time divide or combine the Shares into a greater or lesser number without thereby changing the proportionate beneficial interests in the Trust. Reductions in the number of outstanding Shares may be made pursuant to any constant net asset value per share formula as may be adopted by the Trustees pursuant to Section 8.3 hereof. Contributions to the Trust may be accepted for, and Shares shall be redeemed as, whole Shares and/or 1/1,000ths of a Share or integral multiples thereof.
SECTION 6.5 - Register of Shares; Share Certificates
     A register shall be kept at the principal office of the Trust or an office of the Transfer Agent which shall contain the names and addresses of the Shareholders and the number of Shares held by them respectively and a record of all transfers thereof. Such register shall be conclusive as to who are the holders of the Shares and who shall be entitled to receive dividends or distributions or otherwise to exercise or enjoy the rights of Shareholders. No Shareholder shall be entitled to receive payment of any dividend or distribution, or to have notice given to him as herein or in the By-Laws provided, until he has given his address to the Transfer Agent or such other officer or agent of the Trustees as shall keep the said register for entry thereon. It is not contemplated that certificates will be issued for Shares; however, the Trustees, in their discretion, may authorize the issuance of share certificates and promulgate appropriate rules and regulations as to their use.
SECTION 6.6 - Transfer of Shares
     Shares shall be transferable on the register of the Trust only by the record holder thereof or by his agent thereunto duly authorized in writing, upon delivery to the Trustees or the Transfer Agent of a duly executed instrument of transfer, together with such evidence of the genuineness of each such execution and authorization and of such other matters as may reasonably be required. Upon such delivery, the transfer shall be recorded on the register of the Trust. Until such record is made, the Shareholder of record shall be deemed to be the holder of such Shares for all purposes hereunder and neither the Trustees nor any Transfer Agent or registrar, if any, nor any officer, employee or agent of the Trust shall be affected by any notice of the proposed transfer.
     Any person becoming entitled to any Shares in consequence of the death, bankruptcy, or incompetence of any Shareholder, or otherwise by operation of law, shall be recorded on the register of Shares as the holder of such Shares upon production of the proper evidence thereof to the Trustees or the Transfer Agent, but until such record is made, the Shareholder of record shall be deemed to be the holder of such Shares for all purposes hereunder and neither the Trustees nor any Transfer Agent or registrar, if any, nor any officer or agent of the Trust shall be affected by any notice of such death, bankruptcy or incompetence, or other operation of law. Nothing in this Declaration shall impose on the Trustees or a Transfer Agent a duty, or limit their rights, to inquire into adverse claims.
SECTION 6.7 - Notices.
     Any and all notices to which any Shareholder may be entitled and any and all communications shall be deemed duly served or given if mailed, postage prepaid, addressed to any Shareholder of record at his last known address as recorded on the registrar of the Trust.
SECTION 6.8 - Treasury Shares.
Shares held in the treasury shall, until reissued pursuant to Section 6.4, not confer any voting rights on the Trustees, nor shall such Shares be entitled to any dividends or other distributions declared with respect to the Shares.
SECTION 6.9 - Voting Powers.
     The Shareholders shall have power to vote only:
     (a) for the election of Trustees, as may be required from time to time to conform with the requirements of the 1940 Act;
     (b) with respect to termination of the Trust as provided in Section 9.2 hereof;
     (c) with respect to any amendment of this Declaration to the extent and as provided in Section 9.3 hereof;
     (d) with respect to any merger, consolidation or sale of assets as provided in Section 9.4 hereof:
     (e) with respect to such additional matters relating to the Trust as may be required by this Declaration, the ByLaws, or the 1940 Act, or as the Trustees may consider necessary or desirable. Each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote and each fractional Share shall be entitled to a proportionate fractional vote. There shall be no cumulative voting in the election of Trustees. Shares shall not entitle the Shareholders to preference, appraisal, conversion, exchange or preemptive rights of any kind. Until Shares are issued, the Trustees may exercise all rights of Shareholders and may take any action required by law, this Declaration or the By-Laws to be taken by Shareholders. The By-Laws may include further provisions for Shareholders' votes and meetings, setting of record dates, and related matters.
                           ARTICLE VII
                   REDEMPTION, REPURCHASE, AND
                       REDUCTION OF SHARES
SECTION 7.1 - Redemption of Shares.
     All Shares of the Trust shall be redeemable, at the redemption price determined in the manner set out in this Declaration. Redeemed or repurchased Shares may be reissued by the Trust.
     The Trust shall redeem Shares at the price determined as hereinafter set forth, upon the appropriately verified written application of the record holder thereof (or upon such other form of request as the Trustees may determine) at such office or agency as may be designated from time to time for that purpose by the Trustees. The Trustees may from time to time specify additional conditions not inconsistent with the 1940 Act regarding the redemption of Shares.
SECTION 7.2 - Price.
     Shares shall be redeemed at their net asset value determined as set forth in Section 8.1 hereof as of such time as the Trustees shall have theretofore prescribed by resolution. In the absence of such resolution, the redemption price of Shares deposited shall be the net asset value of such Shares next determined as set forth in Section 8.1 after receipt of the application required by Section 7.1.
SECTION 7.3 - Payment.
     Payment for redeemed Shares shall be made at such time and in the manner, not inconsistent with the 1940 Act or other applicable law, as may be specified from time to time in the Prospectus, subject to the provisions of Section 7.4 hereof.
SECTION 7.4 - Repurchase by Agreement.
     The Trust may repurchase Shares directly, or through the Distributor or another agent designated for the purpose, by agreement with the owner thereof at a price not exceeding the net asset value per Share next determined after the time when the purchase or contract of purchase is made or the net asset value as of any time which may be later determined pursuant to Section 8.1 hereof, provided payment is not made for the shares prior to the time as of which such net asset value is determined.
SECTION 7.5 - Redemption of Shareholder's Interest; Redemption of Shares to Qualify as a Regulated Investment Company; Disclosure of Holdings.
     The Trust shall have the right at any time to redeem the Shares of any Shareholder for their then current net asset value per Share if at such time the Shareholder owns of record, Shares having an aggregate net asset value of less than the minimum initial investment amount required of new Shareholders, subject to such terms and conditions as the Trustees may approve and subject to the Trust's giving general notice to all shareholders of the existence of such right, either by publication in the Trust's Prospectus, if any, or by such other means as the Trustees may determine.
     If the Trustees shall, at any time and in good faith, be of the opinion that direct or indirect ownership of Shares or other securities of the Trust has or may become concentrated in any Person to an extent which would disqualify the Trust as a regulated investment company under the Internal Revenue Code, then the Trustees shall have the power by lot or other means deemed equitable by them to:
     (a) call for redemption by any such Person a number, or principal amount, of Shares or other securities of the Trust sufficient to maintain or bring the direct or indirect ownership of Shares or other securities of the Trust into conformity with the requirements for such qualification, and
     (b) refuse to transfer or issue Shares or other securities of the Trust to any Person whose acquisition of the Shares or other securities of the Trust in question would, in the judgment of the Trustees, be likely to result in such disqualification.
     The redemption shall be effected at the redemption price and in the manner provided in Section 7.1.
     The holders of Shares or other securities of the Trust shall upon demand disclose to the Trustees in writing such information with respect to direct and indirect ownership of Shares or other securities of the Trust as the Trustees deem necessary to comply with the provisions of the Internal Revenue Code, or to comply with the requirements of any other taxing authority.
SECTION 7.6 - Suspension of Right of Redemption.
     The Trust may declare a suspension of the right of redemption or postpone the date of payment or redemption for the whole or any part of any period:
     (a) during which the New York Stock Exchange is closed other than customary week-end and holiday closings;
     (b) during which trading on the New York Stock Exchange is restricted;
     (c) during which an emergency exists as a result of which disposal by the Trust of Securities owned by it is not reasonably practicable or it is not reasonably practicable for the Trust fairly to determine the value of its net assets; or
     (d) during any other period when the Commission may for the protection of Shareholders of the Trust by order permit suspension of the right of redemption or postponement of the date of payment or redemption;
provided that applicable rules and regulations of the Commission shall govern as to whether the conditions prescribed in subparagraphs (b), (c) or (d) exist. Such suspension shall take effect at such time as the Trust shall specify but not later than the close of business on the business day next following the declaration of suspension, and thereafter there shall be no right of redemption or payment on redemption until the Trust shall declare the suspension at an end, except that the suspension shall terminate in any event on the first day on which said stock exchange shall have reopened or the period specified in subparagraphs (b) or (c) above shall have expired (as to which in the absence of an official ruling by the Commission, the determination of the Trust shall be conclusive). In the case of a suspension of the right of redemption, a Shareholder may either withdraw his request for redemption or receive payment based on the net asset value next determined after the termination of the suspension.
SECTION 7.7 - Effect of SusDension of Determination of Net Asset Value.
     If, pursuant to Section 7.6, the Trustees shall declare a suspension of the determination of net asset value, the rights of Shareholders (including those who shall have applied for redemption pursuant to Section 7.1, but who shall not yet have received payment) to have Shares redeemed and paid for by the Trust and the right of the Trust to redeem Shares at its option set forth in Sections 7.5, shall be suspended until the termination of such suspension is declared. Any record holder who shall have his redemption right so suspended may, during the period of such suspension, by appropriate written notice of revocation at the office or agency where application was made, revoke any application for redemption not honored and withdraw any certificates on deposit. The redemption price of Shares for which redemption applications have not been revoked shall be the net asset value of such Shares next determined as set forth in Section 7.1 hereof after the termination of such suspension, and payment shall be made within seven (7) days after the date upon which the application was made plus the period after such application during which the determination of net asset value was suspended.
SECTION 7.8 - Reductions Pursuant to Constant Net Asset Value Formula.
     The Trust may also reduce the number of outstanding Shares pursuant to the provisions of Section 8.3.
                          ARTICLE VIII
               DETERMINATION OF NET ASSET VALUE,
                 NET INCOME, AND DISTRIBUTIONS
SECTION 8.1 - Net Asset Value.
     The value of the assets of the Trust shall be determined in the manner described in Section 8.3. From the total value of said assets, there shall be deducted the liabilities of the Trust, including proper accruals of interest, taxes and other expense items, amounts determined and declared as dividends or distributions, and reserves for contingent or undetermined liabilities. The net asset value of the Trust so obtained shall then be divided by the total number of Shares outstanding (excluding treasury shares) and the result, rounded to the nearest cent, shall be the net asset value per Share. The net asset value of the Shares shall be determined once on each business day, as of the close of trading on the New York Stock Exchange or as of such other time or times as the Trustees shall determine. The power and duty to make the daily calculations may be delegated by the Trustees to the Investment Adviser, the Custodian, the Transfer Agent, or such other Person as the Trustees by resolution may determine. The Trustees may suspend the daily determination of net asset value if to do so is not prohibited by the 1940 Act.
SECTION 8.2 - Distributions With Respect to Outstanding Shares.
     The Trustees shall from time to time distribute ratably among the Outstanding Shares such proportion of the net profits, surplus (including paid-in surplus), capital, or assets held by the Trustees as they may deem proper. Such distribution may be made in cash or property (including, without limitation, any type of obligations of the Trust or any assets thereof), and the Trustees may distribute ratably among the Outstanding Shares additional Shares issuable hereunder in such manner, at such times, and on such terms as the Trustees may deem proper. Such distributions may be among the Outstanding Shares at the time of declaring a distribution or among the Outstanding Shares at such later date as the Trustees shall determine. The Trustees may in their discretion determine that, solely for the purposes of such distributions, Outstanding Shares shall exclude Shares for which orders have been placed subsequent to a specified time on the date of distribution. The Trustees may always retain from the net profits of the Trust such amount as they may deem necessary to pay the debts or expenses of the Trust or to meet the obligations of the Trust, or as they may deem desirable to use in the conduct of its affairs or to retain for future requirements or extensions of the business. The Trustees may adopt and offer to Shareholders such dividend reinvestment plans, cash dividend payout plans, or other plans as the Trustees shall deem appropriate.
     Inasmuch as the computation of net income and gains for Federal income tax purposes may vary from the computation thereof on the books of the Trust, the above provisions shall be interpreted to give the Trustees the power in their discretion to distribute for any fiscal year as ordinary dividends and as casital gains distributions, respectively, additional amounts sufficient to enable the Trust to avoid or reduce liability for taxes.
SECTION 8.3 - Determination of Net Income; Net Asset Value;
Reduction of Outstanding Shares.
     The net income of the Trust shall consist of:
     (i) all interest income accrued on Trust Property, less
     (ii) all actual and accrued liabilities of the Trust, including interest, taxes and other expense items, amounts determined and declared as dividends or distributions, and reserves for contingent or undetermined liabilities, all determined in accordance with generally accepted accounting principles, and plus or minus
     (iii) net realized or net unrealized gains and losses on the assets of the Trust.
Interest income shall include discount earned (including both original issue and market discount) on discount paper accrued ratably to the date of maturity or determined in such other manner as the Trustees may determine. Securities shall be valued by methods, reflecting their fair value, as determined by the Trustees in good faith. Expenses of the Trust, including the advisory or management fee, shall be accrued each day. Such net income shall be determined by or under the direction of the Trustees as of the close of trading on the New York Stock Exchange on each day on which such Exchange is open or as of such other time or times as the Trustees shall determine subject to the requirements of the 1940 Act, and, except as provided herein, all the net income of the Trust, so determined, shall be declared in Shares as a dividend on the Outstanding Shares.
     If, for any reason, the net income of the Trust determined at any time is a negative amount, the Trustees shall have the power to offset each Shareholder's pro rata share of such negative amount from the accrued dividend account of such Shareholder and to reduce the number of Outstanding Shares by reducing the number of Shares in the account of such Shareholder by that number of full and fractional Shares which represents the amount of such excess negative net income per Share. The Trustees shall also have the power to fail to declare daily dividends out of net income. The Trustees shall have full discretion to determine whether any cash or property received shall be treated as income or as principal and whether any item of expense shall be charged to the income or the principal account, and their determination, made in good faith, shall be conclusive upon the Shareholders. In the case of stock dividends received, the Trustees shall have full discretion to determine, in the light of the particular circumstances, how much, if any, of the value thereof shall be treated as income with the balance, if any, to be treated as principal.
     The Trustees shall not be required to adopt, but may at any time adopt, discontinue or amend the practice of maintaining the net asset value per Share at a constant amount.
SECTION 8.4 - Power to Modify Foregoing Procedures.
     Notwithstanding any of the foregoing provisions of this Article VIII, the Trustees may prescribe, in their absolute discretion, such other bases and times for determining the per Share net asset value of the Trust's Shares or net income, or the declaration and payment of dividends and distributions as they may deem necessary or desirable.
                           ARTICLE IX
                 DURATION; TERMINATION OF TRUST;
                     AMENDMENT; MERGERS; ETC.
SECTION 9.1 - Duration.
     The Trust shall continue without limitation of time, subject to the provisions of this Article IX.
SECTION 9.2 - Termination of Trust.
     (a) The Trust may be terminated by the affirmative vote of a majority of the Shares outstanding and entitled to vote, at any meeting of Shareholders or by an instrument in writing, without a meeting, signed by a majority of the Trustees and consented to by the holders of not less than a majority of such Shares. Upon the termination of the Trust,
         (i) The Trust shall carry on no business except for the purpose of winding up its affairs.
         (ii) The Trustees shall proceed to wind up the affairs of the Trust and all of the powers of the Trustees under this Declaration shall continue until the affairs of the Trust shall have been wound up, including, without limitation, the power to fulfill or discharge the contracts of the Trust, collect its assets, sell, convey, assign, exchange, transfer or otherwise dispose of all or any part of the remaining Trust Property to one or more Persons at public or private sale for consideration which may consist in whole or in part of cash, Securities or other property of any kind, discharge or pay its liabilities, and do all other acts appropriate to liquidate its business; provided that any sale, conveyance, assignment, exchange, transfer or other disposition of all or substantially all the Trust Property shall require Shareholder approval in accordance with Section 9.4 hereof.
         (iii) After paying or adequately providing for the payment of all liabilities, and upon receipt of such releases, indemnities and refunding agreements, as they deem necessary, the Trustees may distribute the remaining Trust Property, if any, in cash or in kind or partly each, among the Shareholders according to their respective rights.
     (b) After termination of the Trust and distribution to the Shareholders as herein provided, a majority of the Trustees shall execute and lodge among the records of the Trust an instrument in writing setting forth the fact of such termination, and the Trustees shall thereupon be discharged from all further duties hereunder, and the rights and interests of all Shareholders shall thereupon cease.
SECTION 9.3 - Amendment Procedure.
     (a) This Declaration may be amended by a vote of a majority of the Shares outstanding and entitled to vote or by any instrument in writing, without a meeting, signed by a majority of the Trustees and consented to by the holders of a majority of the Shares outstanding and entitled to vote. The Trustees may also amend this Declaration without the vote or consent of Shareholders, if they deem it necessary to conform this Declaration to the requirements of applicable federal laws or regulations or the requirements of the regulated investment company provisions of the Internal Revenue Code, but the Trustees shall not be held liable for failing to do so.
     (b) No amendment may be made under this Section 9.3 which would change any rights with respect to any Shares of the Trust by reducing the amount payable thereon upon liquidation of the Trust or by diminishing or eliminating any voting rights pertaining thereto, excect with the affirmative vote of a majority of the Shares outstanding and entitled to vote. Nothing contained in this Declaration shall permit the amendment of this Declaration to impair the exemption from personal liability of the Shareholders, Trustees, officers, employees and agents of the Trust or to permit assessments upon Shareholders.
     (c) A certificate signed by a majority of the Trustees setting forth an amendment and reciting that it was duly adopted by the Shareholders or by the Trustees as aforesaid or a copy of the Declaration, as amended, and executed by a majority of the Trustees, shall be conclusive evidence of such amendment when lodged among the records of the Trust.
     Notwithstanding any other provision hereof, until such time as a Registration Statement under the Securities Act of 1933, as amended, covering the first public offering of Shares shall have become effective, this Declaration may be terminated or amended in any respect by the affirmative vote of a majority of the Trustees or by an instrument signed by a majority of the Trustees.
SECTION 9.4 - Merger, Consolidation or Sale of Assets.
     The Trust may merge or consolidate with any other Person or may sell, lease or exchange all or substantially all of the Trust Property, including its good will, if any, upon such terms and conditions and for such consideration when and as authorized, at any meeting of Shareholders called for the purpose, by the affirmative vote of a majority of the Shares outstanding and entitled to vote, or by an instrument or instruments in writing without a meeting, consented to by the holders of a majority of the Shares outstanding and entitled to vote; and any such merger, consolidation, sale, lease or exchange shall be deemed for all purposes to have been accomplished under and pursuant to the statutes of the Commonwealth of Massachusetts.
SECTION 9.5 - Incorporation.
     With the vote of a majority of the Shares outstanding and entitled to vote, the Trustees may cause to be organized or assist in organizing a corporation or corporations under the laws of any jurisdiction, or any other trust, partnership, association or other organization to take over all or substantially all of the Trust Property or to carry on any business in which the Trust shall directly or indirectly have any interest, and to sell, convey and transfer all or substantially all of the Trust Property to any such corporation, trust, association or organization in exchange for securities thereof or otherwise, and to lend money to, subscribe for securities of, and enter into any contracts with any such corporation, trust, partnership, association, or organization, or any corporation, partnership, trust, association or organization in which the Trust holds or is about to acquire Securities or any other interest. The Trustees may also cause a merger or consolidation between the Trust or any successor thereto and any such corporation, trust, partnership, association or other organization if and to the extent not prohibited by applicable law then in effect. Nothing contained herein shall be construed as requiring approval of Shareholders for the Trustees to organize or assist in organizing one or more corporations, trusts, partnerships, associations or other organizations, and selling, conveying or transferring a portion of the Trust Property to such organization or entities.
                          ARTICLE X
                        MISCELLANEOUS
SECTION 10.1 - Filing.
     This Declaration and any amendment hereto shall befiled in the office of the Secretary of the Commonwealth of Massachusetts and in such other places as may be required under the laws of Massachusetts and may also be filed or recorded in such other places as the Trustees deem appropriate. Each amendment so filed shall be accompanied by a certificate signed and acknowledged by a Trustee stating that such action was duly taken in a manner provided herein, and unless such amendment or such certificate sets forth some later time for the effectiveness of such amendment, such amendment shall be effective upon its filing. A restated Declaration, integrating into a single instrument all of the provisions of the Declaration which are then in effect and operative, may be executed from time to time by a majority of the Trustees and shall, upon filing with the Secretary of the Commonwealth of Massachusetts, be conclusive evidence of all amendments contained therein and may thereafter be referred to in lieu of the original Declaration and the various amendments thereto.
SECTION 10.2 - Governing Law.
     This Declaration is executed by the Trustees and delivered in the Commonwealth of Massachusetts and with reference to the laws thereof, and the rights of all parties and the validity and construction of every provision hereof shall be subject to and construed according to the laws of said State.
SECTION 10.3 - Counterparts.
     This Declaration may be simultaneously executed in several counterparts, each of which shall be deemed to be an original, and such counterparts, together, shall constitute one and the same instrument, which shall be sufficiently evidenced by any such original counterpart.
SECTION 10.4 - Reliance by Third Parties.
     Any certificate executed by an individual who, according to the records of the Trust appears to be a Trustee hereunder or an officer of the Trust appointed by the Trustees, certifying to:
     (a) the number or identity of Trustees or Shareholders or agents or employees;
     (b) the due authorization of the execution of any instrument in writing;
     (c) the form of any vote passed at a meeting of Trustees or committees thereof or Shareholders;
     (d) the fact that the number of Trustees or Shareholders present at any meeting or executing any written instrument satisfies the requirements of this Declaration;
     (e) the form of any By-Laws adopted by or the identity of any officers, Trustees, agents or employees; or
     (f) the existence of any fact or facts which in any manner relate to the affairs of the Trust; shall be conclusive evidence as to the matters so certified in favor of any Person dealing with the Trustees or their successors or the Trust.
SECTION 10.5 - Provisions in Conflict With Law or Regulations.
     (a) The provisions of this Declaration are severable, and if the Trustees shall determine, with the advice of counsel, that any of such provisions is in conflict with the 1940 Act, the regulated investment company provisions of the Internal Revenue Code or with other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of this Declaration; provided, however, that such determination shall not affect any of the remaining provisions of this Declaration or render invalid or improper any action taken or omitted prior to such determination.
     (b) If any provision of this Declaration shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of this Declaration in any jurisdiction.
SECTION 10.6 - Index and Heading for Reference Only.
     The Index and headings preceding the text, articles and sections hereof have been inserted for convenience and reference only and shall not be construed to affect the meaning, construction or effect of this Declaration.


                     CERTIFICATE OF AMENDMENT
                               OF
                       DECLARATION OF TRUST
                               OF
               THE CASH MANAGEMENT TRUST OF AMERICA
     The undersigned, ABNER D. GOLDSTINE, R. J. MUNZER, WILLIAM C. NEWTON, JAMES W. RATZLAFF and HUGH J. SHUMAKER, certify that they constitute a majority of the Board of Trustees of The Cash Management Trust of America, a Massachusetts Business Trust, and further that:
     (1) Section 6.1 of Article VI of the Declaration of Trust has been amended to read as follows:
               "Section 6.1 - Beneficial Interest.
               The interest of the beneficiaries of the Trust shall be divided into transferable shares and fractions of shares of beneficial interest without par value. The number of shares of beneficial interest is unlimited.
Initially the shares of beneficial interest shall be of a single series and shall be of one class. The Trustees shall have authority in their sole discretion to create one or more additional series of shares of beneficial interest or one or more additional classes of shares of beneficial interest, on such terms and conditions as they may determine, without vote of the shareholders. The Trustees shall have authority in their sole discretion to combine series of shares of beneficial interest or a class of shares of beneficial interest with another series of shares of beneficial interest or another class of shares of beneficial interest, without vote of the shareholders, either
                    (a) through an exchange of shares of beneficial interest in one series of shares of beneficial interest or class of shares of beneficial interest for shares of beneficial interest in another series of shares of beneficial interest or class of shares of beneficial interest or
                    (b) by amendment of the terms of and conditions applicable to a series of shares of beneficial interest or to a class of shares of beneficial interest to conform such terms and conditions to the terms and conditions applicable to the other series of shares of beneficial interest or to the other class of shares of beneficial interest; provided that prior to any such combination of two or more series of shares of beneficial interest or two or more classes of shares of beneficial interest, the Trustees, including a majority of the Trustees who are not interested persons (as defined in the Investment company Act of 1940) of the Trust, shall have determined that the combination is in the best interest of the Trust and that the interest of the holders of shares of beneficial interest of each series or class so combined will not be diluted as a result of effecting the combination. All shares of beneficial interest issued hereunder including, without limitation, shares of beneficial interest issued in connection with any dividend declared and paid in shares of beneficial interest or any split of shares of beneficial interest, shall be fully paid and non-assessable."
     (2)  The Amendment was unanimously approved by the Board of Trustees.
     IN WITNESS WHEREOF, the undersigned have executed this instrument this 15th day of December, 1987.

Abner D. Goldstine, as           James W. Ratzlaff, as Trustee
Trustee and not individually     and not individually

R. J. Munzer, as Trustee and     Hugh J. Shumaker, as Trustee
not individually                 and not individually

William C. Newton, as Trustee
and not individually
Address:  333 South Hope Street
          50th Floor
          Los Angeles, CA  90071
STATE OF CALIFORNIA    )
                       )  SS.
COUNTY OF LOS ANGELES  )
     Before me, Maggie A Carroll, a Notary Public in and for the County of Los Angeles, State of California, personally appeared this day Abner D. Goldstine,
R. J. Munzer, William C. Newton, James W. Ratzlaff and Hugh J. Shumaker, to me known and known to me to be the same persons whose names are signed to the foregoing instrument, and who acknowledged to me that they executed the same at their free and voluntary act and deed.
     WITNESS my hand and notarial seal this 15th day of December, 1987.

     Notary Public in and for said
     County and State